EXHIBIT 99.1

PRESS RELEASE
NOBLE CORPORATION PLC ANNOUNCES PROPOSED OFFERING OF $500 MILLION OF SENIOR NOTES DUE 2034
HOUSTON, TEXAS, June 1, 2026 - Noble Corporation plc (NYSE: NE, “Noble” or the “Company”) today announced that Noble Finance II LLC (the "Issuer"), a wholly owned subsidiary of the Company, has commenced an offering (the "Offering") of $500 million in aggregate principal amount of unsecured senior notes due 2034 (the "Notes"). The Notes will be guaranteed by certain direct and indirect restricted subsidiaries of the Issuer. Noble intends to use the net proceeds from the Offering, together with cash on hand, to redeem (the “Redemption”) all of the outstanding 8.500% Senior Secured Second Lien Notes due 2030 issued by Diamond Foreign Asset Company and Diamond Finance, LLC, each a wholly owned subsidiary of the Company (the “Diamond Notes”). The Redemption is expected to be conditioned on the completion of the Offering. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Diamond Notes.

The Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States only in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the Notes or any other security of Noble, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
About Noble Corporation plc
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide.
Forward-looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this communication are forward-looking statements, including those regarding the Offering, the use of proceeds therefrom and the Redemption. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

Contact Noble Corporation plc
Ian Macpherson
VP Finance and Investor Relations
+1 713-239-6019
imacpherson@noblecorp.com

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